UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2013

_________________

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54111	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9530 Main Street Clarence, New York (Address of Principal Executive Office)		14031 (Zip Code)
Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

On January 11, 2013, 22nd Century Group, Inc. (the “Company”) entered into and closed the transactions described in a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (collectively, the “Purchasers”), whereby the Company sold 2,500 shares of its newly created Series A-1 10% Convertible Preferred Stock (the “Series A-1 Preferred Stock”) and a 5-year Series A warrant (the “Series A Warrant”) for an aggregate purchase price of Two Million Five Hundred Thousand Dollars ($2,500,000.00) (the “Transaction”). The Company intends to use the proceeds from this Transaction for the payment of certain financial obligations and for working capital and other general corporate purposes.

The shares of Series A-1 Preferred Stock are convertible into a total of 4,166,666 shares of the Company’s common stock at a conversion price of $0.60 per share, subject to future adjustments. The Series A Warrant allows the Purchasers the right to acquire up to an additional 4,166,666 shares of the Company’s common stock at an exercise price of approximately $0.72 per share. The Series A Warrant also allows for such warrant to be exercised on a cashless basis.

The Company also granted the Purchasers, in the form of a Series B warrant (the “Series B Warrant”), a one-year overallotment option to purchase up to an additional aggregate of 2,083,334 shares of the Company’s common stock at a price of $0.60 per share. The Series B Warrant may not be exercised on a cashless basis except only in certain limited circumstances. In the event the Purchasers exercise, in whole or in part the overallotment option, then the Purchasers shall have the right to exercise on a pro rata basis the portion of the Series C warrant (the “Series C Warrant”) issued to the Purchasers to acquire up to an additional aggregate of 2,083,334 shares of the Company’s common stock at an exercise price of approximately $0.72 per share. The Series C Warrant allows for such warrant to be exercised on a cashless basis.

The Company has also agreed, pursuant to the terms of the Purchase Agreement and a Registration Rights Agreement entered into by the Company and the Purchasers as part of this Transaction, to file a registration statement to register under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Company common stock that are issuable under each of the above-described Series A-1 Preferred Stock, the Series A Warrant, the Series B Warrant and the Series C Warrant.

As a requirement of this Transaction, the directors, officers and a 5% stockholder of the Company were required by the Purchasers to sign a lock-up agreement (the “Insiders Lock-Up Agreement”) which restricts all such persons from selling virtually all of the securities of the Company owned by each such person for the period of time from the closing of this Transaction until the date which is two (2) months after the effective date of the registration statement under which the shares of Company common stock underlying the securities sold to the Purchasers are registered under the Securities Act.

As a further requirement of this Transaction, the Purchasers required the Company to obtain from certain specified investors in the Company an additional lock-up agreement (the “Specified Investors Lock-Up Agreement”) which restricts all such persons from selling certain securities of the Company owned by each such person for the period of time from the closing of this Transaction until the date which is two (2) months after the effective date of the registration statement under which the shares of Company common stock underlying the securities sold to the Purchasers are registered under the Securities Act. The form of each of the Insiders Lock-Up Agreement and the Specified Investors Lock-Up Agreement are attached as exhibits hereto, with such forms of agreements only differing from the executed agreements by the names of the different signatories and the Company securities which are the subject thereof.

The Company paid Chardan Capital Markets LLC a commission equal to (i) ten percent (10%) of the cash received by the Company from the Purchasers in this Transaction and (ii) 416,666 shares of restricted stock. In the event the Purchasers exercise for cash any of the warrants issued to the Purchasers in this Transaction, then the Company will also pay an additional cash commission to Chardan Capital Markets LLC equal to eight percent (8%) (with no additional equity) of any such additional cash amounts received by the Company.

The foregoing descriptions of the forms of the Purchase Agreement, the Registration Rights Agreement, the Series A-1 Preferred Stock, the Series A Warrant, the Series B Warrant, the Series C Warrant, the Insiders Lock-Up Agreement and the Specified Investors Lock-Up Agreement do not purport to be complete and are qualified in their entirety by reference to such documents, which are attached hereto as exhibits and incorporated herein by this reference. There are representations and warranties contained in the Purchase Agreement, Registration Rights Agreement, Insiders Lock-Up Agreement and the Specified Investors Lock-Up Agreement which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of such agreements, respectively, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

Item 3.02 - Unregistered Sales of Securities.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 3.02. The Series A-1 Preferred Stock, the Series A Warrant, the Series B Warrant and the Series C Warrant were offered and sold to “accredited investors” (as defined in section 501(a) of Regulation D) pursuant to an exemption from the registration requirements under Sections 4(2), Section 4(6) and Regulation S of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The shares to be issued upon conversion of the Series A-1 Preferred Stock and exercise of the Series A Warrant, the Series B Warrant and/or the Series C Warrant have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

Item 3.03 – Material Modification to Rights of Security Holders.

The information provided in Item 5.03 is hereby incorporated by reference to this Item 3.03. The Series A-1 Preferred Stock are convertible at any time into shares of the Company’s common stock at a conversion price of $0.60 per share of the Company’s common stock, subject to possible adjustments. The Series A-1 Preferred Stock will pay a 10.0% annual cash dividend, and will have a liquidation preference equal to the stated value of the Series A-1 Preferred Stock of $1,000 per share (the “Stated Value”) plus any accrued and unpaid dividends thereon. The Series A-1 Preferred Stock will have no voting rights. The conversion price of the Series A-1 Preferred Stock into shares of the Company’s common stock may be adjusted on three occasions as set forth in the Certificate of Designations, Rights and Preferences of the Company (the “Certificate of Designations”), a copy of which is attached hereto as Exhibit 3.1.

With respect to the payment of dividends and amounts upon liquidation, the Series A-1 Preferred Shares will rank senior to any other future series of the Company's preferred stock and all classes of the Company’s common stock. Unless full dividends on the Series A-1 Preferred Stock have been paid for all past dividend periods, no distribution may be declared or paid on the Company's common stock or any other capital shares that rank junior to the Series A-1 Preferred Stock as to dividends.

In the event of the Company's liquidation, dissolution or winding up, the holders of the Series A-1 Preferred Stock are entitled to be paid out of the Company's assets legally available for distribution to its shareholders a liquidation preference of the Stated Value per share, plus an amount equal to any accumulated and unpaid dividends to the date of payment before any distribution of assets is made to holders of the Company's common stock or any other capital shares that rank junior to the Series A-1 Preferred Stock as to liquidation preference.

Generally, the Company may not redeem the Series A-1 Preferred Stock. However, upon the occurrence of a “Triggering Event” (as defined in the Certificate of Designations), holders of Series A-1 Preferred Stock will have the right to convert some or all of their Series A-1 Preferred Stock into shares of Company common stock.

The Series A-1 Preferred Stock has been issued subject to certain negative covenants described in further detail in the Certificate of Designations, which are restrictions on the Company that will remain in effect for as long as any shares of Series A-1 Preferred Stock are outstanding, unless the holders of at least 67% in Stated Value of the then outstanding shares of Series A-1 Preferred Stock have otherwise given prior written consent.

The foregoing description does not purport to be completed and is qualified in its entirety by reference to the Certificate of Designations which is attached hereto as Exhibit 3.1 and incorporated herein by this reference.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company created its Series A-1 Preferred Stock by filing the Certificate of Designations to its Certificate of Incorporation as filed in the State of Nevada and effective on January 10, 2013. Series A-1 Preferred Stock will rank, as to distributions and upon liquidation, winding up or dissolution of the Company, senior to all classes of Common Stock and all future series of Preferred Stock of the Company, as set forth in greater detail in Exhibit 3.1 hereto. The information provided in Exhibit 3.1 and Item 1.01 is hereby incorporated by reference to this Item 5.03.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

3.1	Certificate of Designations, Rights and Preferences of the Series A-1 10% Convertible Preferred Stock.

4.1	Form of Series A Common Stock Purchase Warrant.

4.2	Form of Series B Common Stock Purchase Warrant.

4.3	Form of Series C Common Stock Purchase Warrant.

10.1	Form of Securities Purchase Agreement, dated as of January 11, 2013, by and between 22nd Century Group, Inc. and the purchasers thereto.

10.2	Form of Registration Rights Agreement, dated as of January 11, 2013, by and between 22nd Century Group, Inc. and the parties thereto.

10.3	Form of Insiders Lock-Up Agreement.

10.4	Form of Specified Investors Lock-Up Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Joseph Pandolfino
Date: January 17, 2013	Joseph Pandolfino
Chief Executive Officer